Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This AGREEMENT OF SETTLEMENT AND MUTUAL RELEASE (the "Agreement") is entered into by and between Defendants U.S. Global Nanospace, Inc. (f/k/a U.S. Global Aerospace, Inc.) ( “USGN”) and Julie Seaman (“Seaman”), Plaintiff Everest International, Inc. f/k/a West Harris Property, Inc. (“Everest”), and USDR, Inc., USDR Aerospace, LTD., Lake Comanche Ranch, LTD., Avcom Technologies, LTD., and Serliuqs Corp., (collectively “USDR”). Hereafter, the aforementioned business entities and individuals shall be jointly referred to as “Parties.”

RECITALS

WHEREAS, on December 19, 2005, Everest, by and through his counsel filed a Complaint in Tarrant County District Court, State of Texas, entitled Everest International, Inc. f/k/a/ West Harris Property, Inc. v. U.S. Global Nanospace, Inc., U.S. Global Aerospace, Inc., and Julie Seaman, Cause No. 141-215474-05 (the "Action") arising out of the purported breach of an agreement to lease property at 1016 Harris Road, Arlington, TX, which is owned by Everest (hereinafter the “Property”);

WHEREAS, the Parties are represented by counsel and have had the opportunity to consult with such counsel before signing this Settlement Agreement; and

WHEREAS, the Parties have concluded that in order to avoid further expenditure of substantial time, effort and resources in litigating the disputes among the Parties, the Parties wish to fully, finally and forever settle and compromise all claims held or asserted through the date of this Agreement.

THE PARTIES THEREFORE NOW, in consideration of the foregoing recitals and mutual undertakings contained in this Agreement, the Parties agree to the terms set forth below:

1. Obligations of USDR and Seaman: In consideration of this Agreement, USDR, as owner of the following items, shall convey and transfer ownership to USGN each of the following items, along with all documents, titles, keys and combinations necessary to transfer ownership:

(a)	All equipment related to metal fabrication, such as drill presses, welders, table saw, and tools;
(b)	All pallet racks and shelving;
(c)	All office furniture and front office filing cabinets (not including computers, printers, copiers, or phone systems);
(d)	One Yale Forklift, model GIC505DENUAE083 (title transfer after loading complete);
(e)	One floor pallet jack;
(f)	One “Movin Cool” Classic Plus 14, located in the computer room of the Property;
(g)	One HP DesignJet 450C (as is with stored document files removed); and
(h)	One single axle utility trailer (with no certificate of origin, title, or tags).

USDR and Seaman, as controlling principal on behalf USDR, represent and warrant that USDR and Seaman have all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby, and that USDR holds unencumbered title to all property to be transferred to USGN under this Agreement. USDR and Seaman agree that Everest and USGN will be held harmless for any subsequent claims of ownership relating to any property that is removed from the Property and/or any property that is transferred to USGN or Everest as part of this Agreement.

2.	Obligations of USGN. In consideration of this Agreement, USGN agrees to the following:

(a)	conveyance and transfer of ownership of the items listed in ¶ 1, above, to Everest by June 16, 2006, along with all documents, titles, keys and combinations necessary to transfer ownership;

(b)
other than the items set forth in ¶ 1 above, removal of all other items belonging to USGN, USDR and Seaman that are remaining on the Property, leaving the Property broom clean, within ten calendar days of June 16, 2006, in the following order:

i.	removal of property in the fenced parking area of the Property, including the 48’ truck trailer located on the Property;
ii.	removal of the three large storage units behind the building located on the Property;
iii.	removal of the chemicals stored in the southwest corner of the building located on the Property, including all cabinets and containers;
iv.	removal of the contents of the warehouse area of the building located on the Property; and
v.	removal of all files and computers owned by USGN in the office area of the building located on the Property;

(c)	issuance of 893,617 shares (closing price on June 12, 2006 of $.047 per share) of restricted common stock of USGN to Everest (the “Shares”) within ten calendar days of June 16, 2006;

(d)	tender cash payment in the amount of $10,000 to Everest by June 16, 2006;

(e)	forfeit all claims to the $11,000 security deposit paid to Everest pursuant to the Lease Agreement; and

(e)	tender cash payment of $32,000 at 10% per year via monthly installments of $1,464.43 commencing on October 1, 2006 with no prepayment penalty.

3. Obligations of Everest. Everest agrees to give USGN and its employees access to the Property for the purpose of removing their property therefrom. Everest further agrees that, within five business days following full execution of this Agreement and the completion of the Obligations of USGN in Paragraph 2(a), 2(b), 2(c) and 2(d), it shall cause its counsel to file a dismissal of the Action with prejudice as to all of the Defendants.

4. Costs and Fees. All parties agree to bear their own costs and fees with regard to this Action.

5. Release by Everest. In further consideration of the foregoing, Everest, on behalf of itself and their respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, does hereby release and discharge USGN, Seaman and USDR, and their respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, jointly and severally, from any and all rights, claims, debts, demands, acts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys), expenses, actions, and/or causes of action of any nature whatsoever, whether known or unknown, suspected or claimed, matured or unmatured, fixed or contingent, direct or indirect, through the date of this Agreement.

6. Release by Defendants. In further consideration of the foregoing, USGN, Seaman and USDR (collectively, “Defendants”), on behalf of themselves and their respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, does hereby release and discharge Everest, and its respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, jointly and severally, from any and all rights, claims, debts, demands, acts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys), expenses, actions, and/or causes of action of any nature whatsoever.

7. Release by Seaman and USDR. In further consideration of the foregoing, USGN, Seaman and USDR (collectively, “Defendants”), on behalf of themselves and their respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, does hereby release and discharge Everest, and its respective officers, directors, parent corporations, subsidiary and affiliate corporations, employees, agents, servants, attorneys, heirs, executors, representatives, administrators and assigns, jointly and severally, from any and all rights, claims, debts, demands, acts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys), expenses, actions, and/or causes of action relating to or arising out of the storage of or damages to any property belonging to USDR or Seaman located at or on the Property.

8. Waiver of All Claims. The Parties agree that the releases provided for herein extend to all claims released above whether known or unknown, suspected or unsuspected.

9. Representations and Warranties. The Parties represent and warrant to and agree with each other as follows:

(a)  Each party has had the opportunity to receive and have received independent legal advice from attorneys of their choice with respect to the advisability of making this settlement and the releases provided herein and with respect to the advisability of executing this Agreement;

(b)  Except as expressly stated in this Agreement, no party has made any statement or representation to any other party regarding any fact, which statement or representation is relied upon by any other party in entering into this Agreement. In connection with the execution of this Agreement or the making of this Settlement provided for herein, no party to this Agreement has relied upon any statement, representation or promise of any other party not expressly contained herein;

(c)  This Agreement is intended to be final and binding upon the Parties and is further intended to be effective as a full and final accord and satisfaction regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress, or any other circumstances whatsoever. Each party relies upon the finality of this Agreement as a material factor inducing that party's execution of this Agreement;

(d)  There are no other agreements or understandings between the Parties hereto relating to the matters or releases referred to in this Agreement;

(e)  All Parties hereto and their counsel have made such investigation of the facts pertaining to the releases contained herein as they deem necessary;

(f)  The terms of this Agreement are contractual and are the result of arms-length negotiation among the Parties;

(g)  This Agreement has been carefully read by each party and the contents thereof are known and understood by each of the Parties; and

(h)  Consistent with their obligations under the law, all Parties to this Agreement agree that they shall not take any position with any third party that is contrary to, or in any way inconsistent with, any provision of this Agreement.

10. Everest’s Representations and Warranties for Issuance of USGN Stock

(i) Everest understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission under Section 5 of the of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

(ii) Everest understands and acknowledges that the Shares are deemed to be “restricted” under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act or pursuant to an effective registration statement. Everest understands and acknowledges that USGN is required to place a legend on the certificate stating that the Common Stock not been registered under the Securities Act.

11. Survival of Warranties. The representations and warranties contained in this Agreement are deemed to and do survive execution of this Agreement and/or the closing hereof.

12. Further Representations. The Parties hereto represent and warrant to each other that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or other entity, any right, title or interest in any claim or other matter which each purports to release herein. In the event that such representation is false, and any such claim or matter is asserted against any party hereto (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, then the party hereto who assigned or transferred such claim or matter shall fully indemnify, defend and hold harmless the party against whom such claim or matter is asserted (and its successors) from and against such claims or matters and from all actual costs, fees (including all attorneys' fees), expenses, liabilities and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter.

13. Modifications. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

14. No Admission of Liability. The Parties hereto explicitly acknowledge and agree that this Agreement represents settlement of doubtful and disputed claims, and that by entering into this Agreement, no party admits or acknowledges the existence of any liability or wrongdoing.

15. Covenant Not to Sue. Each party covenants and agrees not to bring any action, claim, suit or proceeding against any party hereto which concerns the Released Matters, and each party further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding, save and except the breach or non-performance of this Agreement by any party.

16. Severability. If a court of competent jurisdiction rules that any portion of this Agreement is invalid or unenforceable, the remaining provisions shall remain in full force and effect.

17. Warranty of Authority. Each party whose signature is affixed hereto in its representative capacity represents and warrants that it is authorized to execute this Agreement on behalf of and to bind the entity on whose behalf its signature is affixed.

18. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any and all other arrangements, understandings, negotiations, or discussions, either oral or in writing, express or implied, relative to the matters which are the subject of this Agreement. The Parties hereto acknowledge that no representations, inducements, promises, agreement or warranties, oral or otherwise, have been made by any party hereto, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement or warranty, and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported supplements, modifications, waivers or terminations of this Agreement shall be valid or binding unless executed in writing by all of the Parties.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

20. Facsimile Signatures. This Agreement may be executed and delivered by facsimile, in which case the Parties shall promptly exchange hard copies of the signature pages.

21. Authorship. This Agreement shall be deemed to have been mutually pre-approved by all Parties with the advice of counsel and shall not be construed for or against any of them solely by reason of authorship.

22. Remedies for Breach. In the event of a breach of this Agreement, the Parties shall have all remedies available at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date set forth below.

Dated: June 15, 2006	U.S. GLOBAL NANOSPACE, INC. (f/k/a U.S. GLOBAL AEROSPACE, INC.)

	By:	/s/ Carl Gruenler
	Its:	Chief Executive Officer

Dated: June 15, 2006	USDR, INC.

	By:	/s/ Julie Seaman
	Its:	Secretary

Dated: June 14, 2006	EVEREST INTERNATIONAL, INC., f/k/a/ WEST HARRIS PROPERTY, INC.

	By:	/s/ Patrick H. Sullins
	Its:	President

/s/ Julie Seaman
Dated: June 15, 2006	JULIE SEAMAN, individually

ACKNOWLEDGMENT

STATE OF CT	§
§
COUNTY OF HARTFORD	§

BEFORE ME, the undersigned notary public, on this day personally appeared CARL GRUENLER, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of U.S. Global Nanospace, Inc. (f/k/a U.S. Global Aerospace, Inc.), a Delaware corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of U.S. Global Nanospace, Inc., on this 15th day of June, 2006.

/s/ ILLEGIBLE

Notary Public in and for the

State of CT

My Commission Expires: 9/30/2009

STATE OF __________________	§
§
COUNTY OF ________________	§

BEFORE ME, the undersigned notary public, on this day personally appeared Patrick Sullins, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of Everest International, Inc., a Texas corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of Everest International, Inc., on this ______ day of ______________, 2006.

____________________________________

Notary Public in and for the

State of _____________

My Commission Expires:

STATE OF __________________	§
§
COUNTY OF ________________	§

BEFORE ME, the undersigned notary public, on this day personally appeared Patrick Sullins, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of Everest International, Inc., a Texas corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of Everest International, Inc., on this ______ day of ______________, 2006.

____________________________________

Notary Public in and for the

State of _____________

My Commission Expires:

STATE OF Texas	§
§
COUNTY OF Johnson	§

BEFORE ME, the undersigned notary public, on this day personally appeared Julie Seaman, who, being duly sworn on her oath, deposed and declared herself to be in her capacity as representative of USDR, Inc., a Nevada Corporation and acknowledge that she is duly authorized to enter into, sign and execute the foregoing instrument on behalf of USDR, Inc. on this 15 day of June, 2006.

/s/ Kimberly B. LoDico

Notary Public in and for the

State of Texas

My Commission Expires: 08/18/2009

STATE OF Texas	§
§
COUNTY OF Tarrant	§

BEFORE ME, the undersigned notary public, on this day personally appeared Patrick Sullins, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of Everest International, Inc., a Texas corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of Everest International, Inc., on this 14th day of June, 2006.

/s/ Connie Brannan

Notary Public in and for the

State of Texas

My Commission Expires: 3-22-08

STATE OF __________________	§
§
COUNTY OF ________________	§

BEFORE ME, the undersigned notary public, on this day personally appeared Julie Seaman, an individual, who, being duly sworn on his oath, deposed and acknowledged that she entered into, signed and executed the foregoing instrument, on this ______ day of ______________, 2006.

____________________________________

Notary Public in and for the

State of _____________

My Commission Expires: